As filed with the Securities and Exchange Commission on February 6, 2007

Registration No. 333-128675

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GANDER MOUNTAIN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1990949
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
Telephone: (651) 325-4300
(Address, including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Eric R. Jacobsen
Senior Vice President, General Counsel and Secretary
180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
Telephone: (651) 325-4300
Facsimile: (651) 325-2001
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

W. Morgan Burns
Jonathan R. Zimmerman
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Telephone: (612) 766-7000
Facsimile: (612) 766-1600

Approximate date of commencement of the proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered for resale, under a registration statement on Form S-3 (Registration No. 333-128675), up to 1,304,013 shares of our common stock, consisting of shares issuable upon conversion of our floating rate convertible subordinated notes (including principal and the maximum amount of unpaid interest that may accrue during any semi-annual interest period), to be offered by the selling securityholders named in the registration statement. By filing this post-effective amendment no. 1 to the registration statement, we hereby remove from registration all of the securities under the registration statement, none of which were sold. The registration statement is hereby amended, as appropriate, to reflect the removal from registration of these securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota on February 6, 2007.

GANDER MOUNTAIN COMPANY

/s/ Mark R. Baker
Mark R. Baker
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on February 6, 2007 by the following persons in the capacities indicated:

Name	Title

/s/ Mark R. Baker	Chief Executive Officer, President and
Mark R. Baker	Director (Principal Executive Officer)

/s/ Robert J. Vold	Senior Vice President, Chief Financial Officer and Treasurer
Robert J. Vold	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board
Ronald A. Erickson

/s/ *	Director
Karen M. Bohn

/s/ *	Director
Marshall L. Day

/s/ *	Director
Richard C. Dell

/s/ *	Director
Gerald A. Erickson

Director
David C. Pratt

*                                         Mark R. Baker, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by these persons.

/s/ Mark R. Baker
Attorney-in-Fact

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